Exhibit 99.1

Brightline Interactive Closes Strategic Investment Led by Drone Executive Allan Evans

Drone Industry Executive Completes Personal Investment in Brightline’s SpatialCore Platform, Underscoring Alignment on Market Direction

ASHBURN, Va., October 1, 2026 — Brightline Interactive, Inc. (Nasdaq: BTLN) (the “Company”), the company building SpatialCore, an interoperability and operational context platform for Physical AI, today announced the closing of its previously announced private investment in public equity (PIPE), with gross proceeds of $1.25 million, of units of common stock and warrants to purchase common stock, led by Dr. Allan Evans, along with other participating investors.

Dr. Evans’s participation in the financing was made in his personal capacity and is not a corporate transaction between Brightline and Unusual Machines. Net proceeds from the financing are intended to support continued development of the platform and Brightline’s expansion into new markets and use cases. SpatialCore is designed to give sensors, autonomous systems, digital twins, and other real-world data sources a shared, AI-ready understanding of the physical world, a capability Brightline believes becomes more critical as these systems scale across defense and commercial markets.

Drone, robotics, and other Physical AI programs are increasingly reaching a point where the limiting factor is not just building individual systems, but scaling them in operations. SpatialCore is built to address that constraint directly: an interoperability and operational context platform that gives sensors, autonomous systems, digital twins, and other sources of real-world data a shared, AI-ready understanding of the physical world, so that as programs move from pilot deployments into full production, the data and systems underneath them can scale alongside them. Brightline views participation in this financing from an investor with direct operating experience building and scaling drone platforms as a strong signal that this approach is addressing a real need.

“This market is moving fast,” said Dr. Evans. “I believe SpatialCore is becoming a fantastic platform for scaling systems that use different robotics hardware and AI models.”

21745 Red Rum Dr., Suite 242, Ashburn, VA 20147 || brightlineinteractive.com

“I believe Allan’s investment is a validation of our approach and our strategy, coming from someone who understands this segment of the market well,” said Tyler H. Gates, President and Chief Executive Officer of Brightline Interactive. “SpatialCore is built to be the interoperability layer that supports this industry’s ability to scale, and this capital should let us keep building it and move faster into new markets and use cases. When investors with real operating experience in this industry choose to back us, we believe that is confirmation we are solving a problem the market genuinely needs solved.”

About Brightline Interactive

Brightline Interactive, Inc. (Nasdaq: BTLN) is building SpatialCore, an interoperability and operational context platform for Physical AI. SpatialCore is designed to connect real-world data from sensors, autonomous systems, digital twins, geospatial environments and other sources into a shared, AI-ready understanding of the physical world. Brightline works across defense, government, and commercial markets to enable people, AI and autonomous systems to operate more effectively together. For more information, visit www.brightlineinteractive.com.

Cautionary Statement on Forward-Looking Statements

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995, including statements related to Brightline Interactive’s strategy, market position, product development, partnership activities, and business expansion plans. The words “believe,” “view,” “should,” “intend,” “strategy,” “continue,” “design,” or the negative of these words or other similar terms are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based upon current plans and strategies of Brightline Interactive and reflect their current assessment of the risks and uncertainties related to their business as of the date of this press release. Brightline Interactive assumes no obligation to update any forward-looking statements contained in this press release except as may be required by law. Such statements are subject to known and unknown risks, uncertainties, and assumptions, and actual results could differ materially from those expressed or implied. Factors that may cause actual results to differ materially include, without limitation, market conditions, competitive developments, and the other risks detailed in Brightline Interactive’s periodic reports filed with the SEC, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

Company Contact

Demetrios Soutsos, Chief Strategy Officer

info@brightlineinteractive.com

Media Contact

Brightline: Brightline@samsonpr.com

21745 Red Rum Dr., Suite 242, Ashburn, VA 20147 || brightlineinteractive.com